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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C., 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 16, 2001

                       ---------------------------------



                         HIGH SPEED NET SOLUTIONS, INC.
               (Exact name of registrant as specified in charter)

                       ---------------------------------

FLORIDA                              0-29165              65-0185306
(State of other jurisdiction of      (Commission File     (I.R.S. Employer
incorporation or organization)       Number)              Identification Number)

TWO HANNOVER SQUARE, SUITE 2120
434 FAYETTEVILLE STREET MALL
RALEIGH, NC                                               27601
(Address of principal executive office)                   (Zip Code)

                                 (919) 645-2610
              (Registrant's telephone number, including area code)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On February 16, 2001, High Speed Net Solutions, Inc. ("HSNS"), a Florida corporation, acquired all of the assets of Summus, Ltd. ("Summus"), a Delaware corporation, in a business combination (the "Combination"), pursuant to an Asset Purchase Agreement, dated as of October 30, 2000, as amended (collectively the "Asset Purchase Agreement"), in a transaction in which Summus was the accounting acquirer.

         Prior to the closing of the Asset Purchase Agreement, Summus was our largest shareholder. It owned 8,217,781 shares (33.2%) of our common stock, approximately 27.6% on a fully-diluted basis. Immediately after the closing, Summus ownership increased to 20,593,262 shares (55.5%) of our common stock on an as-converted basis, approximately (51.0%) on a fully-diluted basis.

         Shortly after the closing of the Asset Purchase Agreement, Summus will liquidate and disburse its holdings of HSNS securities to the Summus stockholders, resulting in Dr. Bjorn Jawerth becoming, individually, our largest shareholder.

         Before the Combination, Dr. Bjorn Jawerth, the majority shareholder of Summus, its Chairman, President and Chief Executive Officer, beneficially owned 33.2% of our common stock through his control of Summus. After the closing and the disbursement by Summus of the HSNS securities, Dr. Jawerth beneficially holds, individually, 9,307,683 shares (25.1%) of our common stock on an as-converted basis, approximately (21.1%) on a fully-diluted basis.

         Prior to closing, except for Mr. William R. Dunavant, no other shareholder owned more than five percent of our outstanding common stock, and Mr. Dunavant owned 2,075,000 shares (8.4%) of our common stock, approximately (7.1%) on a fully-diluted basis. After the closing and the disbursement by Summus of the HSNS securities, Mr. Dunavant's ownership decreased to (5.6%) of our voting securities on an as-converted basis, and no other HSNS shareholders hold more than five percent of our outstanding voting securities.

         Dr. Jawerth has entered into a Voting Trust Agreement, dated as of February 16, 2001 (the "Voting Trust Agreement"), which requires Dr. Jawerth to assign any HSNS shares he owns or acquires to a trustee who will vote the shares. Beginning one month from the date of the Voting Trust Agreement, one-twelfth of the shares will be released from the provisions of the Voting Trust Agreement each month. The trustee who will vote Dr. Jawerth's shares is Mr. Stuart Diamond.

         Prior to the closing of the Asset Purchase Agreement, the Board of Directors of HSNS consisted of: Dr. Bjorn Jawerth, Mr. Andrew Fox, Mr. Richard Seifert, Mr. Herman Rush and Ms. C. Cristine Wittress. Prior to the closing, the Summus Board of Directors consisted of Dr. Jawerth, Mr. Kenneth Marks and Mr. Stuart Diamond. In connection with the closing, the HSNS Board of Directors: (i) authorized an increase in the number of directors to nine from five; (ii) elected Mr. Marks, Mr. Diamond, Ms. Wendy Tush and Mr. Chris Gaertner (non-voting) to fill the newly-created vacancies as



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directors; and (iii) elected as new officers Dr. Jawerth as Co-Chief Executive
Officer and Chief Scientist, and Mr. Richard Seifert as the other Co-Chief Executive Officer. We anticipate that the appointment of Co-Chief Executive Officers will be a temporary management structure while we search for a permanent Chief Executive Officer.

         Also, pursuant to the Asset Purchase Agreement, Mr. Stuart Diamond was elected Chairman of the Board of HSNS, and we have initiated our search for a new Chief Executive Officer. Upon hiring the new Chief Executive Officer: (i) this individual will become the ninth member of our Board of Directors; (ii) we will elect a tenth member to our Board as approved by the existing directors;
(iii) Dr. Jawerth and Mr. Seifert will no longer be Co-Chief Executive Officers; and (iv) Dr. Jawerth will have the option of becoming Chairman of the Board.

         Dr. Jawerth has the option of terminating his employment agreement (as discussed below) for cause: (i) if we hire a Chief Executive Officer who has not been approved by Dr. Jawerth; or (ii) if after two years more than a third of the members of our Board of Directors are members who are not currently on our Board and are members for which Dr. Jawerth did not vote for their election.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Under the Asset Purchase Agreement, HSNS acquired all of Summus' assets, including intellectual property rights, nominal physical assets (consisting primarily of computing equipment, office furnishings, shrink-wrap software, and the like), and software and technology for image and video compression. Summus is a technology company located in Raleigh, North Carolina that provides contract engineering, research and development in applications related to image and video compression and communication, and provides commercial technology in digital media through various methods, including generating software development kits for resale, licensing technology, and developing commercial software products. Summus' intellectual property includes capabilities in encoding, manipulating, compressing, managing and distributing digital content. Summus' core technology for compression is partially derived from a field of mathematics known as wavelets. Summus' brand name for this part of its technology is Dynamic WaveletTM. Under this brand, Summus develops and supplies low-complexity, low bandwidth wavelet technology for compression.

         Acquisition Consideration

         The acquisition consideration (the "Acquisition Consideration") to Summus consisted of shares of newly-issued common stock, shares of newly-created Series B Convertible Preferred Stock, $.001 par value (the "Series B Preferred Stock"), Warrants (as discussed below), and our other obligations under the Asset Purchase Agreement.

         Prior to the Combination: (i) Summus, our largest shareholder, owned 8,217,781 shares (33.2%) of our common stock, approximately 27.6% on a fully-diluted basis; (ii) Dr. Jawerth beneficially owned and exercised control over all of these Summus-owned shares; and (iii)



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HSNS owned 167,000 shares (13.5%) of Summus common stock, approximately 12.9% on a fully-diluted basis. In connection with the Combination, Dr. Bjorn Jawerth, the majority shareholder of Summus, its Chairman and President, and the Chairman of the HSNS Board of Directors, entered into an employment agreement with HSNS (as discussed below).

         The amount and types of Acquisition Consideration were determined by arms-length negotiations between HSNS and Summus, however, we gave no funds as consideration because all of the Acquisition Consideration was in the form of securities that we issued or in the form of our obligations under the Asset Purchase Agreement.

         The Acquisition Consideration is described in detail below:

         o We issued to Summus a total of 20,197,797 shares of our common stock and 6,000 shares of Series B Preferred Stock. Subsequent to closing, Summus will be dissolved and its assets, which will then consist of the HSNS common and preferred stock and warrants described below, will be distributed on a pro rata basis to Summus' stockholders in accordance with their interests in Summus (except that Dr. Jawerth and HSNS have waived their right to receive the warrants described below). As a stockholder of Summus, HSNS will receive 3,604,445 of the total number of shares of common stock to be issued in the Combination. However, these shares are to be cancelled under the terms of the Asset Purchase Agreement, resulting in a net issuance of 16,593,352 shares of HSNS common stock. In addition, the Asset Purchase Agreement provides that the 8,217,781 shares of HSNS common stock owned by Summus prior to the parties' execution of the Asset Purchase Agreement will be canceled.

         o Of the 6,000 shares of HSNS Series B Preferred Stock issued to Summus, 2,000 shares were deposited with an escrow agent as security for any indemnification obligations of Summus and its shareholders under the Asset Purchase Agreement.

         o We issued to Summus warrants to purchase a total of 500 shares of our Series B Preferred Stock, exercisable for a period of 5 years from February 16, 2001. The exercise price of the warrants is $5,500.00 per share of Series B Preferred Stock ($5.50 per share of our common stock on an as-converted basis).

         o We have authorized the issuance of up to 6,500 shares of Series B Preferred Stock. The rights of the Series B Preferred Stock are as follows: Each share of Series B Preferred Stock will be automatically converted into 1,000 shares of common stock, subject to adjustment for stock dividends, stock splits and the like, after HSNS'



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                  charter is amended to increase the number of authorized shares of common stock to at least 60 million shares. Until then, the Series B Preferred Stock will not be convertible. Each share of Series B Preferred Stock will be entitled to receive dividends and participate in distributions upon liquidation pro rata with the common stock on an as-converted basis, and will vote equally with the common stock on an as-converted basis. These rights apply even if there is insufficient authorized common stock to permit conversion of the Series B Preferred Stock. There are no other preferences or privileges associated with the Series B Preferred Stock. Under the terms of the Asset Purchase Agreement, we are required to seek shareholder approval to amend our charter to increase the number of authorized shares of common stock so that there will be sufficient shares of common stock available and reserved for issuance upon conversion of the Series B Preferred Stock.

         Other Matters

         In addition to the items described above, we have also agreed to the following items pursuant to the Asset Purchase Agreement.

         We have assumed approximately $3.1 million of liabilities of Summus to third parties. We have cancelled certain obligations Summus has to us.

         o All Summus employee stock options that were outstanding on February 16, 2001 have been canceled by Summus and replaced by options to purchase the number of shares of HSNS common stock equal to 21.5835 times the number of Summus shares covered by the canceled options, including credit for vested options that were not exercised prior to cancellation. The exercise price for the replacement HSNS options is $3.50 per share.

         o We have applied for and received an order from a fairness hearing conducted by the North Carolina Secretary of State stating that the terms of the issuance of HSNS securities to Summus are fair. This order will allow the Summus shareholders to receive securities that could be freely traded in public market transactions, subject to all applicable federal and state securities laws. Summus and each stockholder, however, are restricted under the Asset Purchase Agreement for two months after the closing of the asset acquisition from selling any HSNS securities issued in connection with that transaction in open market transactions. This restriction does not apply to three individuals who hold options to purchase shares of Summus in an aggregate amount representing less than two percent (2%) of Summus. Thereafter, Summus and each stockholder may sell only one and one-half percent (1.5%) each month until the one-year anniversary of the closing. Any resale of HSNS securities must be in compliance with all applicable federal and state securities laws.

         o As is disclosed above, we have also made loans to Summus, which have been canceled upon closing.



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         Employment Agreement for Dr. Jawerth

         In connection with the closing of the Asset Purchase Agreement, Dr. Jawerth entered into a three-year employment agreement with us. Under this employment agreement, in exchange for Dr. Jawerth's covenant not to compete with us for a period of 18 months after February 16, 2001, should he leave the company we have issued options to Dr. Jawerth to purchase 166,667 shares of our common stock at $0.50 per share and 333,333 shares of our common stock at $3.75 per share. Also, in the employment agreement, we have granted to Dr. Jawerth a personal, non-exclusive, non-transferable world-wide license, without the right to sublicense, to make and use new technology that is developed during the twelve months following the closing. Any rights of Dr. Jawerth under this license are subject to his fiduciary obligations as a director and officer of HSNS and to his obligations under the non-compete provisions of the Employment Agreement. This license will terminate twelve months after the closing or such later date as may be determined by the Board of Directors of HSNS, excluding
Dr. Jawerth. If HSNS ceases to be a going concern prior to the termination of the license, the license will be perpetual and will include the rights to sell products and services using the licensed new technology and the right to sublicense. Also, we have agreed to assist Dr. Jawerth in the private sale of $2,500,000 worth of HSNS common stock owned by him. In addition, HSNS will issue options to him to purchase three times the number of shares of common stock he sells in the private sale. The options will be exercisable during the second through the fifth year after the options are issued. In the event Dr. Jawerth is terminated for cause or terminates his employment without good reason within a year of the closing, he must return all such options.

         Use of Acquired Assets

         After the Summus acquisition, we plan to use Summus' technology to pursue opportunities in the wireless and mobile devices market, including applications delivering text, multi-media, images and video to handheld devices, personal digital assistants and web phones.

         Based on existing technology, content publishers and portals who want to serve the mobile population must implement new servers to filter images, video and most graphics from their content stream or implement an intermediary distribution capability between the image and video content and the customer to perform this "web clipping" as a service. Summus has been developing technology to enhance delivery of a broader range of multimedia content to mobile users. Also, mobile and wireless devices have limited computing resources. Better compression performance helps to enhance the user's experience by improving picture quality, motion and smoothness. Better compression performance can also deliver multimedia content to wireless and mobile devices faster.

         Summus has been targeting four customer segments within the wireless industry: (1) device manufacturers where Summus intends to supply its compression technology in software and embedded in digital signal processors;
(2) gateway and infrastructure providers where Summus intends to supply transcoder software to convert image and video content to the wavelet format;
(3) content portals where Summus intends to supply software to create original content in



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the wavelet format for delivery to web phones and wireless handheld devices; and
(4) end users with portable devices.

         The summary contained herein of certain terms of the Combination, the Asset Purchase Agreement, the Acquisition Consideration, and any other agreements and actions described herein is qualified in its entirety by reference to such agreements, all of which are filed herewith. HSNS is filing herewith a Cautionary Statement (Exhibit 99.02) pursuant to the Private Securities Litigation Reform Act of 1995 for use as a readily available written document to which reference may be made in connection with forward-looking statements, as defined in such act.




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  (1) The audited financial statements required by this item will be filed with an amendment to this Form 8-K within the specified time period.

                  (2) The unaudited financial statements required by this item will be filed with an amendment to this Form 8-K within the specified time period.

         (b)      Pro Forma Financial Information.

                  The pro forma financial statements required by this item will be filed with an amendment to this Form 8-K within the specified time period.

         (c)      Exhibits

Exhibit
Number   Exhibit Description
-------  -------------------

  3.01 Amendment to Articles of Incorporation and Statement of Rights and Preferences of the Series B Convertible Preferred Stock filed February 15, 2001

  3.02   Amended and Restated Bylaws, effective as of February 16, 2001

  4.01   Specimen Series B Preferred Stock certificate

 10.01 Asset Purchase Agreement by and among High Speed Net Solutions, Inc. and Summus, Ltd., dated October 30, 2000

 10.02 Amendment Number 1 to Asset Purchase Agreement by and among High Speed Net Solutions, Inc., Summus Ltd., and Bjorn Jawerth, date as of December ____, 2000

 10.03 Amendment to Asset Purchase Agreement by and among High Speed Net Solutions, Inc., Summus Ltd., and Bjorn Jawerth, dated as of January 30, 2001

 10.04 Waiver Agreement by and among High Speed Net Solutions, Inc., Summus Ltd. and certain stockholders, dated as of February 16, 2001

 10.05 Escrow Agreement by and among High Speed Net Solutions, Inc., Summus Ltd. and Branch Banking and Trust Company, dated as of February 16, 2001

 10.06 Executive Employment Agreement by and between High Speed Net Solutions, Inc. and Bjorn Jawerth, dated as of February 16, 2001

 10.07 Voting Trust Agreement by and among Bjorn Jawerth, High Speed Net Solutions, Inc. and Stuart Diamond, dated as of February 16, 2001

 10.08   Warrant issued to Summus Ltd., dated as of February 16, 2001



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Exhibit
Number   Exhibit Description
-------  -------------------

 10.09 Amendment to High Speed Net Solutions, Inc. Equity Compensation Plan, effective February 16, 2001

 99.01   Press Release

 99.02 Cautionary statement for purposes of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HIGH SPEED NET SOLUTIONS, INC.

                                         /s/ Bjorn Jawerth

                                         -----------------------------------
                                         Dr. Bjorn Jawerth
                                         Co-Chief Executive Officer


                                         /s/ Richard F. Seifert

                                         -----------------------------------
                                         Richard F. Seifert
                                         Co-Chief Executive Officer


Date:  February 16, 2001




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